
<ARTICLE>  5
<LEGEND>
     This schedule  contains summary  financial  information  extracted from the balance sheet of Commercial  Net Lease Realty,  Inc. at September 30, 2000,  and
its  statement  of earnings  for the nine months  ended and is  qualified in its entirety by reference to the Form 10-Q of Commercial Net Lease Realty,  Inc. for
the nine months ended September 30, 2000.
</LEGEND>


<PERIOD-TYPE>                                                     9-MOS
<FISCAL-YEAR-END>                                           DEC-31-2000
<PERIOD-START>                                               JAN-1-2000
<PERIOD-END>                                                SEP-30-2000
<CASH>                                                        3,346,000
<SECURITIES>                                                          0
<RECEIVABLES>                                                 1,740,000
<ALLOWANCES>                                                          0
<INVENTORY>                                                           0
<CURRENT-ASSETS>                                                      0<F1>
<PP&E>                                                      568,530,000
<DEPRECIATION>                                               27,756,000
<TOTAL-ASSETS>                                              775,731,000
<CURRENT-LIABILITIES>                                                 0<F1>
<BONDS>                                                               0
<COMMON>                                                        304,000
<PREFERRED-MANDATORY>                                                 0
<PREFERRED>                                                           0
<OTHER-SE>                                                  390,073,000
<TOTAL-LIABILITY-AND-EQUITY>                                775,731,000
<SALES>                                                               0
<TOTAL-REVENUES>                                             60,339,000
<CGS>                                                                 0
<TOTAL-COSTS>                                                         0
<OTHER-EXPENSES>                                             11,830,000
<LOSS-PROVISION>                                                      0
<INTEREST-EXPENSE>                                           19,647,000
<INCOME-PRETAX>                                              25,773,000
<INCOME-TAX>                                                          0
<INCOME-CONTINUING>                                          25,773,000
<DISCONTINUED>                                                        0
<EXTRAORDINARY>                                                       0
<CHANGES>                                                             0
<NET-INCOME>                                                 25,773,000
<EPS-BASIC>                                                      0.85
<EPS-DILUTED>                                                      0.85

<F1> Due to the nature of its industry, Commercial Net Lease Realty, Inc. has an unclassified balance sheet; therefore, no values are shown above for current assets and current liabilities.


